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                                                                    Exhibit 5.1

                          [Snell & Wilmer Letterhead]



                               November 14, 2001



Board of Directors
ON Semiconductor Corporation
5005 E. McDowell Road
Phoenix, Arizona 85008

Ladies and Gentlemen:

     We have acted as special counsel to ON Semiconductor, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the sale, from time to time, by the selling stockholder (the "Selling Stockholder") identified in the prospectus (the "Prospectus") which forms a part of the Registration Statement, in the manner described in the Prospectus, of up to an aggregate of 44,326,241 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock").

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Prospectus, (iii) the Investment Agreement, dated as of September 7, 2001, between the Company and the Selling Stockholder, (iv) the Certificate of Designations of the Series A Preferred Stock (the "Certificate of Designations"), as filed with the Secretary of State of Delaware, (v) resolutions of the Board of Directors of the Company and the Special Committee of the Board of Directors of the Company relating to, among other things, the creation, issuance and sale of the Series A Preferred Stock, (vi) the Certificate of Incorporation of the Company, as currently in effect, and (vii) the By-laws of the Company, as currently in effect.

     We have also examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the


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Board of Directors
ON Semiconductor Corporation
November 14, 2001
Page 2

Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof on such parties. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                             Very truly yours,

                                             SNELL & WILMER L.L.P.